Exhibit 10.1

SUPPLEMENTAL RETIREMENT PLAN

OF VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

2005 RESTATEMENT

SECTION 1: ESTABLISHMENT AND PURPOSE OF THE PLAN

The Plan was established by the Company effective as of the “Spinoff Date,” which is the effective date of the establishment of the Company as a public corporation separate from Varian Associates, Inc. The purpose of the Plan is to provide deferred compensation consisting of (a) allocations of Matching Contributions that exceed the amounts that the Retirement Plan formula and the Dollar Limitations permit to be allocated under the Retirement Plan and (b) Profit Sharing Contributions that exceed the amounts that the Dollar Limitations permit to be allocated under the Retirement Plan. The Plan has been restated in this 2005 Restatement with the intention of complying with the provisions of Section 409A of the Code and shall be operated and construed in accordance with such intent. This 2005 Restatement shall be effective as of January 1, 2005.

Capitalized terms used in the Plan are defined herein or, if not, are defined in the Retirement Plan.

SECTION 2: ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to:

(a) Officers of the Company; and

(b) Any other participant in the Retirement Plan who is designated by the Committee.

SECTION 3: RESERVE ACCOUNTS AND CREDITS

(a) Reserve Account. The Company shall establish on its books a special unfunded Reserve Account for each Participant. As of each December 31, the Company shall credit interest on the balance in each Reserve Account (not including any amounts credited under Subsections (b) and (c) below for the calendar year then ending). The interest credited to the Reserve Account shall be at a rate equal to the long-term applicable federal rate for December, plus two percentage points.

(b) Matching Contributions. As of each December 31, for each Participant -, the Company shall credit to a Participant’s Reserve Account an amount determined as follows:

(i) First, the hypothetical amount of the Participant’s Matching Contribution for the Plan Year ended immediately prior to such December 31 crediting date shall be calculated, based on the assumptions (A) that the Dollar Limitations do not apply and (B) that the Matching Contribution formula equals 9.5% of the Participant’s Eligible Earnings;

(ii) Second, the amount calculated under Paragraph (i) above shall be reduced (but not below zero) by the – maximum amount of the Participant’s Matching Contribution that would have been made for the Plan Year if the Participant had made the maximum possible contribution to the Retirement Plan; and

(iii) The remainder (if any) shall be the amount credited to the Participant’s Reserve Account under this Subsection (b).

(c) Profit-Sharing Contributions. As of the close of each Plan Year for which the Company makes a Profit-Sharing Contribution under the Retirement Plan, the Company shall credit to a Participant’s Reserve Account an amount determined as follows:

(i) First, the hypothetical amount of the Participant’s share of the Profit-Sharing Contribution shall be calculated, based on the assumption that the Dollar Limitations do not apply;

(ii) Second, the amount calculated under Paragraph (i) above shall be reduced (but not below zero) by the actual amount of the Participant’s share of the Profit-Sharing Contribution; and

(iii) The remainder (if any) shall be the amount credited to the Participant’s Reserve Account under this Subsection (e).

(d) Vesting. A Participant’s Reserve Account shall become vested and nonforfeitable at the same time and to the same extent as the Participant becomes vested in his or her Company contributions accounts under the Retirement Plan. A Participant’s Reserve Account shall be divided into subaccounts to the extent necessary to allocate interest credits properly between vested and nonvested portions of the Participant’s Plan benefit.

(e) Effect of Termination of Employment on Reserve Account Crediting. If a Participant is otherwise entitled to have an amount credited to his or her Reserve Account under Subsection (a), (b) or (c), but the Participant’s employment with the Company and its subsidiaries terminates before the crediting date, such amount shall nevertheless be credited to his or her Reserve Account.

SECTION 4: DISTRIBUTIONS

(a) In General. Following the termination of a Participant’s employment with the Company and its subsidiaries, the Company shall pay to the Participant the vested balance credited to his or her Reserve Account as follows:

(i) Payments under this Section 4(a) shall be made begun as soon as administratively feasible after the date the Participant terminates employment (the “Date of Termination”); provided, however, if a Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, the commencement of the delivery of any payments under this Section 4 (a) will be delayed to the date that is 6 months after the Participant’s Date of Termination (the “Earliest Payment Date”). Any payments that are delayed pursuant to the preceding sentence shall be paid on the Earliest Payment Date.

(ii) Payment of amounts payable under this Section 4(a) shall be made in the form of cash installments, payable quarterly, over a period of 15 years. The amount of any installment payment to be distributed from a Reserve Account shall be determined by dividing the vested balance remaining in such Reserve Account by the number of installments then remaining to be distributed. Notwithstanding the preceding provisions, a Participant may elect before December 31, 2005 to have the vested balance in his or her Reserve Account as of December 31, 2005 paid to him or her in the form of a lump sum or quarterly installments over a period of five years. Beginning with deferrals for the 2006 and later Plan Years, a Participant may elect to have the credits made to his or her Reserve Account for such Plan Year paid to him or her in the form of a lump sum or quarterly installments over a period of five years. A different election may be made for each such Plan Year. An election for a Plan Year must be made no later than December 31 of the prior Plan Year.

(iii) A Participant may elect to change the form of payment only if the election is made more than 12 months before the first payment is to be made and defers the date of payment for at least five years.

(b) Accelerated Payment in Case of Disability or Unforeseeable Emergency. In the event of a Participant’s Disability or an Unforeseeable Emergency, upon application by the Participant, the Committee may determine in its sole discretion that distribution of all or a portion of the Participant’s vested Reserve Account shall be made in a different form or on an earlier date than provided for in Subsection (a) (including, in the case of Unforeseeable Emergency, a date prior to the Participant’s termination of employment). Distributions on account of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Participant’s emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship.

(c) Death of the Participant. In the event of a Participant’s death before the entire vested Reserve Account has been distributed to him or her, the unpaid vested balance remaining in the Participant’s Reserve Account shall be paid to his or her beneficiary or beneficiaries under the Retirement Plan, in a lump sum as soon as administratively feasible.

(d) Change in Control. In the event of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined under guidance published by the U.S. Department of the Treasury, each Participant’s Reserve Account shall become fully vested and shall be distributed no later than 12 months after such event.

(e) No Acceleration. Except as otherwise provided in this Section 4, the time for payment of a Participant’s Reserve Account shall not be accelerated.

SECTION 5: NO FUNDING

The Plan shall be unfunded and shall represent an unsecured obligation of the Company. Benefits hereunder shall be paid only from the general assets of the Company, and the Participants shall have no rights to any segregated funds or property of the Company and shall have no rights greater than those of an unsecured general creditor of the Company.

SECTION 6: ADMINISTRATION

The Plan shall be administered by the Committee (or its delegate). The Committee shall make such rules, interpretations, and computations as it may deem appropriate. Any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of benefits hereunder, shall be conclusive and binding on all persons.

SECTION 7: CLAIMS AND REVIEW PROCEDURES

(a) Application for Benefits. Any application for benefits under the Plan shall be submitted to the Committee at the Company’s principal office. Such application shall be in writing and on the prescribed form, if any, and shall be signed by the applicant.

(b) Denial of Applications. In the event that any application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan’s review procedure. Such written notice shall be given to the applicant within 90 days after the Committee receives the application, unless special circumstances require an extension of time for processing the application. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. If written notice is not given to the applicant within the period prescribed by this Section 7(b), the application shall be deemed to have been denied for purposes of Section 7(c) upon the expiration of such period.

(c) Request for Review. Any person whose application for benefits is denied in whole or in part (or such person’s duly authorized representative) may appeal the denial by submitting to the Committee a request for a review of such application within 90 days after receiving written notice of denial. The Committee shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Committee at the Company’s principal office. The request for review shall set forth all of the ground on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review.

(d) Decision on Review. The Committee shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more that 120 days after the Committee receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period. The Committee shall give prompt, written notice of its decision to the applicant and to the Company. In the event that the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. To the extent that the Committee overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

(e) Rules and Procedures. The Committee shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Section 7.

(f) Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 7(a), (ii) has been notified that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 7(c), and (iv) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that an action may be brought after the Committee has failed to act on the claim within the time prescribed in Section 7(b) and Section 7(d), respectively.

SECTION 8: AMENDMENT AND TERMINATION

The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company shall have the authority to amend or terminate the Plan at any time. The Company shall also have the authority to distribute all or a portion of any Participant’s Reserve Account at any time, regardless of whether the Plan is then being terminated. In the event of an amendment or termination of the Plan, the amount of a Participant’s benefits hereunder shall not be less than the amount to which the Participant would have been entitled if his or her employment had terminated immediately prior to such amendment or termination.

SECTION 9: EMPLOYMENT RIGHTS

Nothing in the Plan shall be deemed to give any person a right to remain in the employ of the Company or of any of its subsidiaries. The Company and its subsidiaries reserve the right to terminate any person’s employment, with or without cause.

SECTION 10: NO ASSIGNMENT

The rights of any person to payments or benefits under the Plan shall not be transferable nor be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment, or other creditor’s process. Any act in violation of this Section shall be void.

SECTION 11: APPLICABLE LAW

The validity, interpretation, construction, and performance of the Plan shall be governed by ERISA, and by the laws of the State of Massachusetts to the extent that they have not been preempted by ERISA.

SECTION 12: DEFINITIONS

(a) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

(b) “Committee” means the Compensation Committee of the Company’s Board of directors.

(c) “Company” means Varian Semiconductor Equipment Associates, Inc., a Delaware corporation.

(d) “Compensation Ceiling” means the limitation described in section 401(a)(17) of the Code, adjusted as prescribed by the Code. The Compensation Ceiling for plan years beginning in 2005 is $210,000.

(e) “Disability” means the participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or (C) has been determined to be totally disabled by the Social Security Administration.

(f) “Dollar Limitations” means (i) the Compensation Ceiling and (ii) the limitation on annual additions described in section 415(c)(1) of the Code, adjusted in each case as prescribed by the Code.

(g) “Eligible Earnings” shall have the meaning given to such term in the Retirement Plan, except that Eligible Earnings for purposes of this Plan shall not be subject to the Compensation Ceiling.

(h) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

(i) “Participant” means an individual who is eligible to participate in the Plan pursuant to Section 2 above and for whose benefit an amount is credited to a Reserve Account pursuant to Section 3 above.

(j) “Plan” means this Supplemental Retirement Plan of Varian Semiconductor Equipment Associates, Inc., as amended from time to time.

(k) “Plan Year” means the Retirement Plan’s Plan Year.

(l) “Reserve Account” means the unfunded bookkeeping account described in Section 3(a).

(m) “Retirement Plan” means the Varian Semiconductor Equipment Associates, Inc. Retirement Plan, as amended from time to time.

(n) “Spinoff Date” means the effective date of the establishment of the Company as a public corporation separate from Varian Associates, Inc.

(o) “Unforeseeable Emergency” means a severe financial hardship of the Participant or beneficiary resulting from a sudden and unexpected illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the participant’s or beneficiary’s dependent (as defined in Section 152(a) of the Code), from a loss of the Participant’s or beneficiary’s property due to casualty or from other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. A hardship shall not constitute an Unforeseeable Emergency under the Plan to the extent that it is or may be relieved:

(i) Through reimbursement or compensation, by insurance or otherwise;

(ii) By liquidation of the Participant’s assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship; or

(iii) By discontinuing deferrals under this Plan or under any other plan of the Company as soon as permissible.

An Unforeseeable Emergency under the Plan shall in no event include the need to send a child to college or the desire to purchase a home.